Exhibit 35

CERTIFICATION

I, David M. Davis, certify that:

1.          I have reviewed this quarterly report on Form 10-Q of Oncor Electric Delivery Transition Bond Company LLC for the quarter ended June 30, 2007, and all other reports containing distribution information filed for the period covered by this quarterly report;

2.          To the best of my knowledge, the information in these reports does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading;

3.          To the best of my knowledge, the financial information required to be provided to the trustee by the servicer under the transition property servicing agreement is included in these reports; and

4.          I am responsible for reviewing the activities performed by the servicer under the transition property servicing agreement and based upon the review required under the transition property servicing agreement the servicer has fulfilled its obligations under the transition property servicing agreement.

Date:       August 14, 2007

/s/ David M. Davis
(David M. Davis, Vice President and Principal Financial Officer of Oncor Electric Delivery Company)